Investor Contact: Dave Crawford
Halyard Health, Inc.
470-448-5177
Investor.Relations@HYH.com

Media Contact: Kristen Perry
MSLGROUP
781-684-0770
Corp_hyh@mslgroup.com

Halyard Health, Inc. Announces Second Quarter 2015 Results

ALPHARETTA, Aug. 4, 2015/PRNewswire/ -- Halyard Health, Inc. (NYSE: HYH) today reported second quarter 2015 results and updated its net sales and adjusted diluted earnings per share outlook for full-year 2015.

Executive Summary

•	Second quarter 2015 net sales were $389 million, down 6 percent from the same period last year. On a constant currency basis, net sales decreased 3 percent in the period.

•
Net income for the second quarter 2015 was $8 million compared to net loss of $(5) million in the second quarter of 2014. Second quarter adjusted net income was $24 million compared to $49 million in the prior year.

•
Second quarter diluted earnings per share were $0.17, compared to $(0.10) in the second quarter of 2014. Adjusted diluted earnings per share in the quarter were $0.52, compared to $1.06 in the prior year.

•	Year-to-date 2015 net sales were $784 million, down 5 percent. Net sales on a constant currency basis declined 2 percent.

•	Net income for the first six months of 2015 was $30 million compared to $37 million from the same period a year ago.

•	Through six months, diluted earnings per share were $0.63, compared to $0.79 a year ago. Adjusted diluted earnings per share for the first half of 2015 were $1.03, compared to $2.15 in the prior year.

•	The Company updates full-year 2015 net sales and adjusted diluted earnings per share outlook.

“Despite the soft first-half results and near-term focus areas in our S&IP business, we remain well-positioned to execute our long-term strategy of transitioning our portfolio to higher growth medical devices,” said Robert Abernathy, Chairman and CEO. “We acknowledge the demands facing S&IP and are focused on generating better topline results in the near term. Our long-term outlook remains positive as we expect continued strong performance from medical devices. In addition, our solid balance sheet gives us the flexibility we need to reinvest in the business, pursue acquisitions and deliver growth to shareholders.”

Second Quarter 2015 Operating Results

Net sales of $389 million were 6 percent below prior year. On a constant currency basis, net sales were down 3 percent. Performance was impacted by lower volume and sales price in S&IP and unfavorable currency exchange rates.

Operating profit was $22 million in the second quarter of 2015 versus $(5) million in the second quarter 2014. On an adjusted basis, operating profit was $48 million compared to $71 million in the prior year’s second quarter. Performance for the quarter was impacted by lower S&IP sales volume and price, unfavorable currency exchange rates, higher distribution costs and higher general and administrative expenses related to stand-alone costs.

Second quarter 2015 adjusted operating profit excludes $20 million in post-spin related charges and $7 million of intangible amortization expense. Adjusted operating profit for the second quarter 2014 exclude $68 million in pre-spin related charges and $8 million of intangible amortization expense.

Adjusted EBITDA for the second quarter 2015, excluding post-spin related charges, depreciation and intangible asset amortization was $58 million compared to $81 million in the second quarter of 2014.

Second Quarter 2015 Business Segment Results

Surgical and Infection Prevention (S&IP)

S&IP net sales were $255 million, down 11 percent compared to the second quarter of 2014. On a constant currency basis, net sales decreased 7 percent. Results were impacted by lower volumes in surgical drapes and gowns, protective apparel and sterilization in North America and in Europe, Middle East and Africa (EMEA), lower net selling prices primarily in exam gloves in North America, and an unfavorable impact from currency exchange rates.

S&IP operating profit for the quarter was $26 million compared to $41 million in last year’s second quarter. Performance for the quarter was impacted by lower volume and price, unfavorable currency exchange rates, higher distribution costs and higher general and administrative expenses related to stand-alone costs.

Medical Devices

Net sales of Medical Devices in the second quarter 2015 were $127 million, a 5 percent increase compared to the second quarter 2014. On a constant currency basis, sales increased 7 percent. Performance was driven by higher volume in North America and EMEA in interventional pain, digestive health and surgical pain.

Operating profit for Medical Devices was $33 million in the second quarter 2015 compared to $25 million in the prior year’s second quarter. Performance was driven by higher volume, lower general and administrative expenses related to reduced intangible amortization and lower litigation costs.

Year-To-Date Results

Surgical and Infection Prevention

In the first six months of 2015, S&IP net sales were $510 million, down 9 percent compared to the first six months of 2014. On a constant currency basis, net sales decreased 6 percent. Results were impacted by lower volumes in surgical drapes and gowns, protective apparel and sterilization in North America and EMEA, lower net selling prices primarily in exam gloves in North America, and an unfavorable impact from currency exchange rates.

Year-to-date S&IP operating profit was $45 million compared to $81 million in the first half of 2014. Performance for the first six months was impacted by lower volume and price, unfavorable currency exchange rates, higher distribution costs, and higher general and administrative expenses related to stand-alone costs.

Medical Devices

In the first six months of 2015, net sales of Medical Devices were $249 million, a 1 percent decrease compared to the comparable period in 2014. On a constant currency basis, sales increased 1 percent. Performance was driven by higher volume in interventional pain and digestive health in North America and EMEA.

Through six months, operating profit for Medical Devices was $58 million compared to $56 million in the first six months of 2014. Performance was driven by lower general and administrative expenses related to lower litigation costs.

Balance Sheet and Cash Flow

Total debt at the end of the second quarter 2015 was $586 million, consisting of a secured term loan and unsecured notes, compared to total debt of $636 million at the end of 2014.

Cash from operations for the second quarter was $16 million compared to $58 million a year ago. Capital spending for the second quarter was $18 million compared to $21 million in 2014. The decrease in capital spending for the quarter was attributed to spin related activities in the prior year. The company’s cash balance was $114 million at the end of the second quarter 2015, compared to $149 million at the end of 2014. The Company prepaid $50 million of its secured term loan on April 30, 2015.

2015 Outlook and Key Planning Assumptions

The Company is revising its previously announced outlook for full-year 2015.

•	Net sales growth, on a constant currency basis, is expected to decline 1 to 3 percent in 2015 compared to 2014.

•	Adjusted earnings per diluted share, excluding the after-tax intangible amortization expense of approximately $0.34 per share, are anticipated to be $1.90 to $2.10 for the full year.

Based on current trends the Company is updating some of its key planning assumptions, as described below.

•	S&IP net sales, on a constant currency basis, are expected to decline 3 to 5 percent.

•	Deflation in key cost inputs of $20 to $25 million is anticipated.

•	Capital spending is expected to be in the low end of the range of $70 to $75 million, which is slightly above the company’s long-term target of 3 percent of net sales, due to spin-related projects.

Based on current trends we are affirming the following key planning assumptions:

•	Medical Devices net sales, on a constant currency basis, are expected to increase 2 to 4 percent.

•	Research and development investment is expected to be $30 to $35 million.

•
With the continued strength of the U.S. dollar, we anticipate negative foreign currency translation impact to net sales at the high end of the range of 2.5 to 3.5 percent. Additionally, the Company expects the negative currency impact on operating profit at the high end of the $10 to $15 million range.

•	Spin-off related transitional costs are expected to be $45 to $55 million in 2015.

•	The adjusted effective tax rate is anticipated to be between 37.0 and 39.0 percent.

Non-GAAP Financial Measures

This press release and the accompanying tables include the following financial measures that have not been calculated in accordance with accounting principles generally accepted in the U.S., or GAAP, and are therefore referred to as non-GAAP financial measures:

•	Net sales on a constant currency basis

•	Adjusted net income

•	Adjusted diluted earnings per share

•	Adjusted gross and operating profit

•	Adjusted effective tax rate

•	Adjusted EBITDA

These non-GAAP financial measures exclude the following items, as applicable, for the relevant time periods as indicated in the accompanying non-GAAP reconciliations to the comparable GAAP financial measures:

•	Transaction costs relating to the spin-off from Kimberly-Clark, including legal, accounting, tax and other professional fees.

•
Transition costs relating to the separation from Kimberly-Clark which includes costs to establish Halyard Health’s capabilities as a stand-alone entity. These costs are related primarily to the transition services the company expects to receive from Kimberly-Clark as well as the rebranding and other supply chain transition costs, and will continue through 2016.

•	Manufacturing strategic charges and gains relating to exiting one of the disposable glove facilities in Thailand and outsourcing the related production.

•	Expenses associated with the amortization of intangible assets associated with prior business acquisitions.

•	The positive or negative effect of changes in currency exchange rates during the year.

The company provides these non-GAAP financial measures as supplemental information to our GAAP financial measures. Management and the company's Board of Directors use net sales on a constant currency basis, adjusted net income, adjusted diluted earnings per share, adjusted operating profit, adjusted EBITDA, and free cash flow to (a) evaluate the company's historical and prospective financial performance and its performance relative to its competitors, (b) allocate resources and (c) measure the operational performance of the company's business units and their managers. Management also believes that the use of an adjusted effective tax rate provides improved insight into the tax effects of our ongoing business operations.

Additionally, the Compensation Committee of the company's Board of Directors will use certain of the non-GAAP financial measures when setting and assessing achievement of incentive compensation goals. These goals are based, in part, on the company's net sales on a constant currency basis, adjusted diluted earnings per share and adjusted EBITDA which will be determined by excluding certain items that are used in calculating these non-GAAP financial measures.

Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the attached financial tables.

Conference Call

Halyard Health, Inc. will host a conference call today at 9 a.m. ET.  The conference call can be accessed live over the Internet at https://halyardhealth.investorroom.com  or via telephone by dialing 877.240.5772 in the United States.   A replay of the call will be available at noon ET today by calling 877.344.7529 in the United States and entering passcode 10068914. A webcast of the call will also be archived in the Investors section on the Halyard website.

About Halyard Health

Halyard Health (NYSE: HYH) is a medical technology company focused on preventing infection, eliminating pain and speeding recovery for healthcare providers and their patients. Headquartered in Alpharetta, Georgia, Halyard is committed to addressing some of today’s most important healthcare needs, such as preventing healthcare-associated infections and reducing the use of narcotics while helping patients move from surgery to recovery. Halyard’s business segments - Surgical and Infection Prevention (S&IP) and Medical Devices - develop, manufacture and market clinically superior solutions that improve medical outcomes and business performance in more than 100 countries. For more information, visit www.halyardhealth.com.

Forward-Looking Statements
This press release contains information that includes or is based on “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on the current plans and expectations of management and are subject to various risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in such statements. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can generally be identified by the use of words such as “may”, “believe”, “will”, “expect”, “project”, “ estimate”, “anticipate”, “plan”, or “continue” and similar expressions, among others. Such factors include, but are not limited to: weakening of economic conditions that could adversely affect the level of demand for our products; pricing pressures generally, including cost-containment measures that could adversely affect the price of or demand for our products; changes in foreign exchange markets; legislative and regulatory actions; unanticipated issues arising in connection with clinical studies and otherwise that affect U.S. Food and Drug Administration approval of new products; changes in reimbursement levels from third-party payors; a significant increase in product liability claims; the impact of investigative and legal proceedings and compliance risks; the impact of the federal legislation to reform the United States healthcare system; changes in financial markets; and changes in the competitive environment. Additional information concerning these and other factors that may impact future results is contained in our filings with the U.S. Securities and Exchange Commission, including our most recent Form 10-K and Quarterly Reports on Form 10-Q.

HALYARD HEALTH, INC.
CONDENSED CONSOLIDATED INCOME STATEMENT
(unaudited)
(in millions, except per share amounts)

	Three Months Ended June 30,
	2015	2014	Change
Net Sales (including related party sales of $0 and $24.3)	$389.3	$413.5	(5.9)%
Cost of products sold (including related party purchases of $0 and $22.3)	254.4	308.6	(17.6)
Gross Profit	134.9	104.9	28.6
Research and development expenses	6.3	9.3	(32.3)
Selling and general expenses	105.8	101.3	4.4
Other expense (income), net	0.7	(1.2)	N.M.
Operating Profit	22.1	(4.5)	N.M.
Interest income	0.1	0.9	(88.9)
Interest expense	(8.9)	—	N.M.
Income Before Income Taxes	13.3	(3.6)	N.M.
Provision for income taxes	(5.3)	(0.9)	488.9
Net Income	$8.0	$(4.5)	N.M.

Interest expense (income), net	8.8	(0.9)	N.M
Provision for income taxes	5.3	0.9	488.9
Depreciation and amortization	15.9	17.5	(9.1)
EBITDA	$38.0	$13.0	192.3

Per Share Basis
Basic	$0.17	$(0.10)	N.M.
Diluted	0.17	(0.10)	N.M.

Common Shares Outstanding (in thousands)	As of June 30,
	2015	2014
Basic	46,578	46,536
Diluted	46,791	46,536

HALYARD HEALTH, INC.
CONDENSED CONSOLIDATED INCOME STATEMENT
(unaudited)
(in millions, except per share amounts)

	Six Months Ended June 30,
	2015	2014	Change
Net Sales (including related party sales of $0 and $45.6)	$783.5	$824.2	(4.9)%
Cost of products sold (including related party purchases of $0 and $41.7)	516.5	564.3	(8.5)
Gross Profit	267.0	259.9	2.7
Research and development expenses	12.3	17.6	(30.1)
Selling and general expenses	203.0	186.8	8.7
Other income, net	(11.3)	(1.7)	N.M.
Operating Profit	63.0	57.2	10.1
Interest income	0.2	1.9	(89.5)
Interest expense	(17.2)	—	N.M.
Income Before Income Taxes	46.0	59.1	(22.2)
Provision for income taxes	(16.3)	(22.2)	(26.6)
Net Income	$29.7	$36.9	(19.5)

Interest expense (income), net	17.0	(1.9)	N.M
Provision for income taxes	16.3	22.2	(26.6)
Depreciation and amortization	32.3	34.8	(7.2)
EBITDA	$95.3	$92.0	3.6

Per Share Basis
Basic	$0.64	$0.79	(19.0)
Diluted	0.63	0.79	(20.3)

Common Shares Outstanding (in thousands)	As of June 30,
	2015	2014
Basic	46,557	46,536
Diluted	46,750	46,536

HALYARD HEALTH, INC.
NON-GAAP RECONCILIATIONS
(unaudited)
(in millions, except per-share amounts)

	Three Months Ended June 30, 2015
		Post Spin-off
	As Reported	Spin-off- Related Transition Charges	Manufacturing Strategic Changes	Intangibles Amortization	As Adjusted Non-GAAP
Cost of products sold	$254.4	$(2.0)	$—	$(0.8)	$251.6
Gross profit	134.9	2.0	—	0.8	137.7
Research and development	6.3	(0.5)	—	—	5.8
Selling and general expenses	105.8	(17.2)	—	(5.7)	82.9
Operating profit	22.1	19.7	—	6.5	48.3
Income before income taxes	13.3	19.7	—	6.5	39.5
Income tax provision	(5.3)	(7.4)	—	(2.5)	(15.2)
Effective tax rate	39.8%				38.5%
Net income	$8.0	$12.3	$—	$4.0	$24.3

Adjusted diluted EPS	$0.17	$0.26	$—	$0.09	$0.52

	Three Months Ended June 30, 2014
		Pre Spin-off
	As Reported	Spin-off- Related Transaction Charges	Manufacturing Strategic Changes	Intangibles Amortization	As Adjusted Non-GAAP
Cost of products sold	$308.6	$(0.4)	$(49.0)	$(0.9)	$258.3
Gross profit	104.9	0.4	49.0	0.9	155.2
Research and development	9.3	—	—	—	9.3
Selling and general expenses	101.3	(18.3)	—	(6.9)	76.1
Operating profit	(4.5)	18.7	49.0	7.8	71.0
Income before income taxes	(3.6)	18.7	49.0	7.8	71.9
Income tax provision	(0.9)	(4.7)	(14.0)	(3.0)	(22.6)
Effective tax rate	(25.0)%				31.4%
Net income	$(4.5)	$14.0	$35.0	$4.8	$49.3

Adjusted diluted EPS	$(0.10)	$0.30	$0.75	$0.10	$1.06

HALYARD HEALTH, INC.
NON-GAAP RECONCILIATIONS
(unaudited)
(in millions, except per-share amounts)

	Six Months Ended June 30, 2015
		Post Spin-off
	As Reported	Spin-off- Related Transition Charges	Manufacturing Strategic Changes	Intangibles Amortization	As Adjusted Non-GAAP
Cost of products sold	$516.5	(4.1)	(0.3)	(1.6)	$510.5
Gross profit	267.0	4.1	0.3	1.6	273.0
Research and development	12.3	(0.7)	—	—	11.6
Selling and general expenses	203.0	(25.6)	—	(11.2)	166.2
Other (income) expense, net	(11.3)	—	12.3	—	1.0
Operating profit	63.0	30.4	(12.0)	12.8	94.2
Income before income taxes	46.0	30.4	(12.0)	12.8	77.2
Income tax provision	(16.3)	(11.5)	3.6	(4.9)	(29.1)
Effective tax rate	35.4%				37.7%
Net income	$29.7	$18.9	$(8.4)	$7.9	$48.1

Adjusted diluted EPS	$0.63	$0.41	$(0.18)	$0.17	$1.03

	Six Months Ended June 30, 2014
		Pre Spin-off
	As Reported	Spin-off- Related Transaction Charges	Manufacturing Strategic Changes	Intangibles Amortization	As Adjusted Non-GAAP
Cost of products sold	$564.3	$(0.4)	$(49.0)	$(1.8)	$513.1
Gross profit	259.9	0.4	49.0	1.8	311.1
Research and development	17.6	—	—	—	17.6
Selling and general expenses	186.8	(25.4)	—	(13.8)	147.6
Operating profit	57.2	25.8	49.0	15.6	147.6
Income before income taxes	59.1	25.8	49.0	15.6	149.5
Income tax provision	(22.2)	(7.4)	(14.0)	(6.0)	(49.6)
Effective tax rate	37.6%				33.2%
Net income	$36.9	$18.4	$35.0	$9.6	$99.9

Adjusted diluted EPS	$0.79	$0.40	$0.75	$0.21	$2.15

HALYARD HEALTH, INC.
NON-GAAP RECONCILIATIONS
(unaudited)
(in millions)

	Three Months Ended June 30, 2015
	As Reported	Spin-related Transition Charges	Manufacturing Strategic Changes	Adjusted
Net Income	$8.0	$12.3	$—	$20.3
Interest income/expense, net	8.8	—	—	8.8
Income tax provision	5.3	7.4	—	12.7
Depreciation and amortization	15.9	—	—	15.9
EBITDA	$38.0	$19.7	$—	$57.7

	Three Months Ended June 30, 2014
	As Reported	Spin-related Transaction Charges	Manufacturing Strategic Changes	Adjusted
Net Income	$(4.5)	$14.0	$35.0	$44.5
Interest income/expense, net	(0.9)	—	—	(0.9)
Income tax provision	0.9	4.7	14.0	19.6
Depreciation and amortization	17.5	—	—	17.5
EBITDA	$13.0	$18.7	$49.0	$80.7

HALYARD HEALTH, INC.
NON-GAAP RECONCILIATIONS
(unaudited)
(in millions)

	Six Months Ended June 30, 2015
	As Reported	Spin-related Transition Charges	Manufacturing Strategic Changes	Adjusted
Net Income	$29.7	$18.9	$(8.4)	$40.2
Interest income/expense, net	17.0	—	—	17.0
Income tax provision	16.3	11.5	(3.6)	24.2
Depreciation and amortization	32.3	(0.8)	—	31.5
EBITDA	$95.3	$29.6	$(12.0)	$112.9

	Six Months Ended June 30, 2014
	As Reported	Spin-related Transaction Charges	Manufacturing Strategic Changes	Adjusted
Net Income	$36.9	$18.4	$35.0	$90.3
Interest income/expense, net	(1.9)	—	—	(1.9)
Income tax provision	22.2	7.4	14.0	43.6
Depreciation and amortization	34.8	—	—	34.8
EBITDA	$92.0	$25.8	$49.0	$166.8

2015 OUTLOOK
(unaudited)

	Estimated Range
Adjusted earnings per share	$1.90	to	$2.10
Post-spin transition related charges	$(0.69)	to	$(0.57)
Amortization	$(0.34)		$(0.34)
Earnings per share (GAAP)	$0.87	to	$1.19

HALYARD HEALTH, INC.
CONDENSED CONSOLIDATED BALANCE SHEET
(2015 data unaudited)
(in millions)

	June 30, 2015	December 31, 2014
ASSETS
Current Assets
Cash and cash equivalents	$114.3	$149.0
Accounts receivable, net	200.1	233.9
Inventories	323.9	283.1
Current deferred income taxes and other current assets	14.8	18.9
Total Current Assets	653.1	684.9
Property, Plant and Equipment, Net	286.0	277.8
Assets Held for Sale	—	2.6
Goodwill	1,422.8	1,426.1
Other Intangible Assets	95.4	108.3
Other Assets	28.2	27.9
TOTAL ASSETS	$2,485.5	$2,527.6

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Debt payable within one year	$—	$3.9
Trade accounts payable	200.6	168.7
Accrued expenses	123.4	183.4
Total Current Liabilities	324.0	356.0
Long-Term Debt	585.8	632.3
Other Long-Term Liabilities	53.9	48.1
TOTAL LIABILITIES	963.7	1,036.4
Stockholders’ Equity	1,521.8	1,491.2
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,485.5	$2,527.6

HALYARD HEALTH, INC.
CONDENSED CONSOLIDATED CASH FLOW STATEMENT
(unaudited)
(in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Operating Activities
Net income	$8.0	$(4.5)	$29.7	$36.9
Depreciation and amortization	15.9	17.5	32.3	34.8
Asset impairment	—	41.9	—	41.9
Net (gain) loss on asset dispositions	2.3	0.9	(9.8)	2.4
Changes in operating assets and liabilities	(16.3)	15.8	(7.4)	(22.2)
Other	6.1	(13.5)	10.9	(10.1)
Cash Provided by Operating Activities	16.0	58.1	55.7	83.7
Investing Activities
Capital expenditures	(17.5)	(20.5)	(45.2)	(28.0)
Proceeds from property dispositions	—	—	7.7	—
Cash Used in Investing Activities	(17.5)	(20.5)	(37.5)	(28.0)
Financing Activities
Debt proceeds	—	1.0	—	1.3
Debt repayments	(50.0)	—	(51.0)	(2.9)
Purchase of treasury stock	(1.0)	—	(1.0)	—
Proceeds from the exercise of stock options	0.9	—	0.9	—
Change in Kimberly-Clark's net investment	—	(26.6)	—	(51.0)
Other	—	0.9	—	1.8
Cash Used in Financing Activities	(50.1)	(24.7)	(51.1)	(50.8)
Effect of Exchange Rate Changes on Cash and Cash Equivalents	(0.3)	(0.2)	(1.8)	(0.5)
Increase (Decrease) in Cash and Cash Equivalents	(51.9)	12.7	(34.7)	4.4
Cash and Cash Equivalents - Beginning of Period	166.2	35.8	149.0	44.1
Cash and Cash Equivalents - End of Period	$114.3	$48.5	$114.3	$48.5

HALYARD HEALTH, INC.
SELECTED BUSINESS SEGMENT DATA
(unaudited)
(in millions)

	Three Months Ended June 30,
	2015	2014	Change
Net Sales
Surgical and Infection Prevention	$255.3	$285.5	(10.6)%
Medical Devices	126.9	121.4	4.5
Corporate & Other(a)	7.1	6.6	7.6
Total Net Sales	$389.3	$413.5	(5.9)%

Operating Profit
Surgical and Infection Prevention(b)	$25.5	$41.2	(38.1)%
Medical Devices(c)	33.3	24.8	34.3
Corporate and Other(d)	(36.0)	(71.7)	(49.8)
Other (expense) income, net	(0.7)	1.2	N.M.
Total Operating Profit	$22.1	$(4.5)	N.M.
_______________________________________________

(a)	Corporate & Other net sales include sales of non-healthcare products to Kimberly-Clark.

(b)	S&IP operating profit includes $0.2 million of amortization of expense for each quarter ended June 30, 2015 and 2014.

(c)	Medical Devices operating profit includes $6 million and $8 million of amortization expense for the quarters ended June 30, 2015 and 2014, respectively.

(d)
Corporate and Other for the three months ended June 30, 2015 includes $20 million of post-spin related transition expenses. Corporate and Other for the three months ended June 30, 2014 includes $19 million of spin-off related transaction costs and $49 million of costs related to the disposal of one of our disposable glove facilities in Thailand.

N.M. - not meaningful

Percentage Change - Net Sales vs. Prior Year		Changes Due To
	Total	Volume	Pricing/Mix	Currency	Other(a)
Consolidated	(6)%	(1)%	(2)%	(3)%	—%
S&IP	(11)	(5)	(3)	(4)	1
Medical Devices	5	7	—	(2)	—
_______________________________

(a)	Other includes rounding.

HALYARD HEALTH, INC.
SELECTED BUSINESS SEGMENT DATA
(unaudited)
(in millions)

	Six Months Ended June 30,
	2015	2014	Change
Net Sales
Surgical and Infection Prevention	$510.1	$561.0	(9.1)%
Medical Devices	249.2	251.0	(0.7)
Corporate & Other(a)	24.2	12.2	N.M.
Total Net Sales	$783.5	$824.2	(4.9)%

Operating Profit
Surgical and Infection Prevention(b)	$45.0	$81.3	(44.6)%
Medical Devices(c)	58.1	56.2	3.4
Corporate and Other(d)	(51.4)	(82.0)	(37.3)
Other income, net(e)	11.3	1.7	N.M.
Total Operating Profit	$63.0	$57.2	10.1%
_______________________________________________

(a)	Corporate & Other net sales include sales of non-healthcare products to Kimberly-Clark.

(b)	S&IP operating profit includes $0.4 million of amortization of expense for each six months ended June 30, 2015 and 2014.

(c)	Medical Devices operating profit includes $13 million and $15 million of amortization expense for the six months ended June 30, 2015 and 2014, respectively.

(d)
Corporate and Other for the six months ended June 30, 2015 includes $30 million of post-spin related transition expenses. Corporate and Other for the six months ended June 30, 2014 includes $26 million of spin-off related transaction costs and $49 million of costs related to the disposal of one of our disposable glove facilities in Thailand.

(e)	Other income includes a $12 million net gain on the disposal of one of our disposable glove facilities in Thailand.
N.M. - not meaningful

Percentage Change - Net Sales vs. Prior Year		Changes Due To
	Total	Volume	Pricing/Mix	Currency	Other(a)
Consolidated	(5)%	(1)%	(1)%	(3)%	—%
S&IP	(9)	(4)	(2)	(3)	—
Medical Devices	(1)	2	(1)	(2)	—
_______________________________

(a)	Other includes rounding.